Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 333-75786 of Alpine Series Trust on Form N-1A of our report dated December 30, 2011, relating to the financial statements and financial highlights of Alpine Series Trust, including Alpine Foundation Fund (formerly Alpine Dynamic Balance Fund), Alpine Dynamic Dividend Fund, Alpine Financial Services Fund (formerly Alpine Dynamic Financial Services Fund), Alpine Innovators Fund (formerly Alpine Dynamic Innovators Fund), Alpine Transformations Fund (formerly Alpine Dynamic Transformations Fund), and Alpine Accelerating Dividend Fund, appearing in the Annual Report on Form N-CSR of Alpine Series Trust for the year ended October 31, 2011, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
February 28, 2012